Exhbiit 99.4


                                    DEBENTURE

                            DATE: September 23, 2002


     WHEREAS Mintz & Partners Limited was appointed as the receiver and manager of the assets, property and undertaking of QTF Foods Inc. by Wasanda Enterprises Inc. (the "Holder"), a secured creditor of QTF Foods Inc.;

     AND WHEREAS 1540633 Ontario Inc. (the "Company") has agreed to purchase all of the assets, property and undertaking of QTF Foods Inc. from Mintz & Partners Limited as receiver and manager of the assets, property and undertaking of QTF Foods Inc.;

     AND  WHEREAS  the  purchase  price  for  the  said  assets,   property  and
undertaking is being satisfied by the granting and issuance of this Debenture to the Holder;

ARTICLE 1.00 - INTERPRETATION

(i)  Definitions

          As used herein the following expressions shall have the following meanings:

     (a) "Affiliate" has the meaning ascribed to such term in the Ontario Business Corporations Act;

     (b) "Business Day" means any day other than a Saturday, Sunday or a statutory holiday in the Province of Ontario or a day on which Canadian chartered banks are not open for the transaction of business at their head office branch in the City of Toronto throughout normal business hours;

     (c)  "Company" means 1540633 Ontario Inc.;

     (d) "Debenture" means this debenture when executed and delivered by the Company and all instruments supplemental or ancillary hereto or in amendment or confirmation hereof; "hereof", "hereto", "herein", "hereby" and "hereunder" or similar expressions mean and refer to this Debenture as a whole, including any schedules hereto, and not to any particular Article or section unless the context expressly requires otherwise; "Article" or "section" means and refers to the specified article or section of this Debenture;

     (e) "Encumbrance" means any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, hypothec, levy, execution, seizure, attachment, garnishment, right of distress or other claim in respect of property of any nature or kind whatsoever howsoever arising (whether consensual, statutory or arising by operation of law or otherwise) and includes arrangements known as sale and lease-back, sale and buy-back and sale with option to buy-back;

     (f) "Environmental Assessment" means any inquiry, investigation or report of the environmental condition of the Premises;

     (g) "Environmental Laws" means all applicable federal, provincial, regional, state, municipal or local laws, international treaties and agreements, common law, statutes, regulations, ordinances, codes, rules, guidelines, requirements, certificates of approval, licences or permits relating to the protection and preservation of the environment, Hazardous Substances or the use, consumption, handling, transportation, storage or Release thereof including without limitation (and in addition to any such laws relating to the environment generally) any such laws relating to public health, occupational health and safety, product liability or transportation;

     (h) "Environmental Order" means any prosecution, order, decision, notice, direction, report, recommendation or request issued, rendered or made by any Governmental Authority in connection with Environmental Laws or Environmental Orders;

     (i) "Event of Default" means any one or more of the events set out or referred to in section 8.1;

     (j) "Financial Indebtedness" of the Company means the aggregate (without duplication) of the following amounts:

          (i) money borrowed, indebtedness represented by notes payable, and drafts accepted representing extensions of credit (including, as regards any note or draft issued at a discount, any amount that could reasonably be regarded as being the amortized portion of such discount as at the date of determination);

          (ii) all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money;

          (iii)all indebtedness upon which interest charges are customarily paid;

          (iv) net amounts payable pursuant to interest swap arrangements;

          (v) capital lease obligations and all other indebtedness issued or assumed as full or partial payment for property or services or by way of capital contribution;

          (vi) all letters of credit and letters of guarantee issued by a financial institution at the request of or for the benefit of the Company;

          (vii)any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner, directly or indirectly, of any part or all of any obligation of a type referred to in any of paragraphs
               (i) to (v) above; and

          (viii) any of the foregoing amounts in respect of any Subsidiary of the Company whose accounts are not required under generally accepted accounting principles to be consolidated with the accounts of the Company including (without limitation) all Obligations but excluding trade payables, expenses accrued in the ordinary course of business, customer advance payments and deposits received in the ordinary course of business unless the time for due payment of which extends, or is intended to extend, more than ninety (90) days form the date as of which the determination of Financial Indebtedness is being made;

     (k) "Governmental Authority" means any nation, government, province, state, region, municipality or other political subdivision or any governmental department, ministry, commission, board, agency or instrumentality or other public authority or person, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, any authority providing services or utilities to any real property owned or occupied by the Company and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing and includes any court of competent jurisdiction;

     (l) "Guarantor" means any person who has guaranteed the indebtedness of the Company in favour of the Holder;


     (m) "Hazardous Substance" means any contaminant, toxic substance, pollutant or other such substance, combination of such substances or by-product of any such substance which is or may become hazardous, toxic, injurious or dangerous to any person, property, air, land, water, flora, fauna or wildlife either immediately or at some future time, or may cause material harm to the natural environment or material risk to human health, and includes but is not limited to contaminants, pollutants, wastes and dangerous, toxic, deleterious or designated substances as defined in or pursuant to any Environmental Laws or Environmental Orders;

     (n)  "Holder" means Wasanda Enterprises Inc.;

     (o) "Instrument" means this Debenture, any of the Security Documents or any other agreement or instrument (whether now existing, presently arising or created in future) delivered by the Company or by any Guarantor to the Holder;

     (p) "Interest Rate" means the rate that is equal to the Minimum Lending Rate in effect from time to time during the term hereof with respect to the entire Principal Amount. The interest rate hereunder will be adjusted daily as to fluctuations in the Minimum Lending Rate so that at all times the interest payable hereunder shall be equal to the Minimum Lending Rate in effect from time to time. Interest at the aforesaid rate shall be calculated daily and payable monthly, subject to the provisions of section 2.1 hereof;

     (q) "Inventory" means property of the Company, including vehicles, held for sale or lease or that have been leased or that are to be furnished or have been furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession;

     (r) "Lease" means any lease (whether now existing, presently arising or created in future) whereby the Premises or any part thereof are demised and leased by the Company to any person or are leased to the Company by any person;

     (s) "Minimum Lending Rate" means the annual rate of interest charged from time to time by the main branch in Toronto of the Bank of Montreal for demand loans in Canadian dollars to its most creditworthy commercial borrowers. In the event that at any time the Bank of Montreal, during the term hereof, abolishes or abandons the practice of publishing or issuing a minimum lending rate, then the Minimum Lending Rate used for the balance of the term of this Debenture shall be that rate then in effect at the Bank of Montreal which most effectively meets the initial definition of Minimum Lending Rate.

     (t) "Mortgaged Property" means all property and assets of the Company whether specifically charged or subjected to the floating charge under section 3.1 (except as excluded pursuant to section 3.3);

     (u) "Normal Business" means the processing of apples, tomatoes and other food products, the ownership and operation of a juice concentrate processing plant and the sale and distribution of processed food products;

     (v) "Obligations" means all monies now or at any time and from time to time hereafter owing or payable by the Company to the Holder hereunder, all other obligations hereunder or under any of the Security Documents and all other obligations (whether now existing, presently arising or created in the future) of the Company in favour of the;

     (w) "Occupants" means the Company, its tenants and all other occupants of any Premises;

     (x)  "Permitted Encumbrances" means the following:

          (i) liens for taxes, assessments, governmental charges or levies not for the time being due and delinquent or the validity of which is being contested at the time by the Company, in good faith by proper legal proceedings and provided such proceedings effectively postpone enforcement of any such lien;

          (ii) the lien of any judgement rendered or claim filed against the Company which is being contested at the time by the Company, in good faith by proper legal proceedings and provided such proceedings effectively postpone enforcement of any such lien;

          (iii)undetermined or inchoate liens and charges incidental to current operations which have not at the time been filed pursuant to law or of which notice in writing has not been given or which relate to obligations not yet due or delinquent;

          (iv) liens or rights of distress reserved in or exercisable under any lease for rent or for compliance with the terms of such lease;

          (v) easements, rights of way, servitudes or other similar rights in land granted to or reserved by other persons existing at the date of this Debenture which individually or in the aggregate do not, in the Holder's opinion, detract from the value of the property concerned or impair its use in the operation of the Normal Business of the Company;

          (vi) rights reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same or to require annual or other periodic payments as a condition of the continuance thereof;

          (vii)any Encumbrance the validity of which is being contested by the Company in good faith by appropriate legal proceedings and in respect of which either:

               (A) security, adequate in the opinion of the Holder, has been provided to it to ensure payment of such liens; or

               (B) the Holder is of the opinion that such liens are not materially prejudicial to the security hereof;

          (viii) any reservations, limitations, provisos and conditions expressed in any original grant from the Crown which do not, in the Holder's opinion, either individually or in the aggregate, detract from the value of the property concerned or impair its use in the operation of the Normal Business of the Company;

          (ix) title defects or irregularities which, in the opinion of counsel to the Holder, are of a minor nature and in the aggregate will not detract from the value of the property concerned or impair its use in the operation of the Normal Business of the Company;

          (x)  Purchase Money Securities;

          (xi) any other Encumbrances specifically approved in writing by the Holder from time to time and postponed to the charges described in this Debenture in a form acceptable to the Holder; and

          (xii)the mortgages, charges or security interests set out in Schedule "A" annexed hereto;

     (y) "Permitted Substances" means substances which are necessary to carry on the Normal Business of the Company and which are handled and stored in compliance with all applicable laws, including Environmental Laws;

     (z) "Premises" means the lands and premises included in the Specifically Mortgaged Property (including without limitation the lands and premises referred to in Schedule "B" hereto) and any other premises owned or occupied by the Company from time to time;

     (aa) "Principal Amount" means Five Million ($5,000,000.00) Dollars;

     (bb) "Purchase Money Security" means any Encumbrance given, reserved, created, assumed or arising by operation of law, whether or not in favour of the transferor, after the date hereof to provide or secure, or to provide the Company with funds to pay the whole or any part of the consideration for the acquisition of tangible or personal property other than Inventory where:

          (i) the principal amount of such Encumbrance is at least seventy-five per cent (75%) but not greater than one hundred per cent (100%) of the cost to the Company of all of the property encumbered thereby, and

          (ii) the Encumbrance only covers the property being acquired by the Company and includes the renewal, extension or refunding of any such Encumbrance and of the indebtedness represented thereby upon the same property provided that the indebtedness secured thereby and the security therefor are not increased thereby;

     (cc) "Receiver" shall include one or more of a receiver, receiver-manager or receiver and manager of all or a portion of the undertaking, property and assets of the Company appointed by the Holder pursuant to this Debenture, by a third party under the terms of any security held by it or by or under any judgment or order of a court;

     (dd) "Release"  includes  abandon,  add,  deposit,   discharge,   disperse,
          dispose, dump, emit, empty, escape, leach, leak, migrate, pour, pump, release or spill;

     (ee) "Security Documents" means, collectively, this Debenture and all other agreements and other instruments delivered to the Holder by the Company (whether now existing or created, executed and delivered after the date hereof) for the purpose of establishing, perfecting, preserving or protecting any security held by the Holder in respect of any Obligations;

     (ff) "Specifically Mortgaged Property" means all property and assets expressed herein to be now, or which may hereafter become, subject to the fixed and specific charge of this Debenture; and

     (gg) "Subsidiary" means a corporation in which the Company owns, directly and/or indirectly through one or more Subsidiaries, a majority of shares carrying the right to elect at least a majority of the members of the board of directors.

1.2  LAND REGISTRATION REFORM ACT

     (a) The implied covenants deemed to be included in a charge under subsection 7(1) of the Land Registration Reform Act, R.S.O. 1990, Chapter L.4 shall be and are hereby expressly excluded from the terms of this Charge and do not form a part of this charge.

     (b) Pursuant to subsection 7(6) of the Land Registration Reform Act the prescribed standard charge terms which would otherwise be deemed by subsection 7(5) of the Land Registration Reform Act, to be included in this charge are hereby expressly excluded from and do not form a part of this charge.

     (c) If any of the forms or words contained herein are also contained in Column One of Schedule "B" of the Short Forms of Mortgages Act and distinguished by a number therein, this Debenture shall be deemed to include and shall have the same effect as if it contained the form of words in Column Two of Schedule "B" of the said Short Forms of Mortgages Act distinguished by the same number, and this Debenture shall be interpreted as if the Short Forms of Mortgages Act were still in full force and effect.

     (d) In the event of any inconsistency between the covenants, agreements and obligations of the Company contained or included in this Debenture and the covenants, agreements and obligations of the charges contained in the standard charge terms, if any, prescribed under this said Land Registration Reform Act, the covenants, agreements and obligations of the Company expressly contained or included in this charge shall prevail.

1.3  GOVERNING LAW

     This Debenture shall be construed, governed and enforced in accordance with and the rights of the parties shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. The parties hereto agree that the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes and claims arising between the parties, whether as to the interpretation, performance or otherwise, and the parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

1.4  GRAMMAR

     In this Debenture, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders and words importing persons include individuals, partnerships, corporations, trusts, unincorporated associations, joint ventures, Governmental Authorities and other entities.

1.5  HEADINGS

     The division of this Debenture into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture. The headings are specifically not intended to be full or accurate descriptions of the content of any Article or section or to define, limit, amplify or describe the scope thereof and shall be considered not to form a part of this Debenture.

1.6  PERSONAL PROPERTY SECURITY ACT TERMS

     Except as otherwise expressly provided herein, the terms used herein which are defined by and ascribed meanings in the Personal Property Security Act of Ontario, as amended from time to time, shall have the same meanings when used herein. Provided however, that the term "goods" when used herein shall not include "consumer goods" as that term is defined in the said Personal Property Security Act.

1.7  ACCOUNTING TERMS

     All financial or accounting determinations, reports and statements provided for in this Debenture shall be made or prepared in accordance with generally accepted accounting principles (as described and promulgated by the Canadian Institute of Chartered Accountants for time to time) applied on a consistent basis and in a consistent manner and shall be prepared, as applicable, on a consolidated basis.

1.8  SEVERABILITY

     If any one or more provisions contained herein is determined by a court of competent jurisdiction to be invalid, void or unenforceable in whole or in part in any respect under any applicable law, it shall be independent and severable from this Debenture, it shall not be deemed to affect or impair the validity, legality or enforceability of any other provision herein and each such provision is deemed to be separate and distinct. This Debenture shall thereafter be construed and enforced as if such illegal, invalid or unenforceable part had never been inserted herein with the effect that the validity, legality and enforceability of the remaining provisions hereof or of any other agreement, document or instrument to be delivered pursuant to this Debenture shall not be affected or impaired thereby and the remaining provisions of this Debenture shall continue in full force and effect.

1.9  WAIVER AND AMENDMENT

     No supplement, modification, amendment, waiver or termination to this Debenture or any agreement, document or instrument delivered to any party hereto shall be binding upon the parties hereto unless agreed to by such parties in writing. The Holder shall be entitled to waive any term or condition hereof or in any agreement, document or instrument to be delivered hereunder which is inserted therein for its benefit, but no such waiver shall be deemed to or shall constitute a waiver of any other provisions (whether or not similar) nor shall such a waiver constitute a continuing waiver.

1.10 CONSENT AND DISCRETION OF HOLDER

     Whenever in this Debenture the Holder is entitled to grant or withhold consent, the Holder shall be entitled to do so in its sole and absolute discretion for such reasons as it may think fit and proper with or without giving any reasons for doing so. Similarly, in the exercise of its discretion herein, the Holder shall be entitled to make decisions for such reasons as it sees fit in its sole and absolute discretion, it being expressly agreed that there shall be no obligation on the part of the Holder to act or to refrain from acting in any particular manner.

1.11 DETERMINATION OF EFFECTIVE DATE

     When the date for the expiry of any time period or for the completion of any matter hereunder falls or expires on a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day. When calculating the period of time within which or following which any act is to be done or a step is to be taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded.

1.12 REFERENCE TO STATUTE, ETC.

     Any reference herein to any law, by-law, rule, regulation, order or act of any Governmental Authority shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

1.13 CORPORATIONS

     Any reference to a corporate entity includes and is also a reference to any entity that is a predecessor or successor to such entity.

1.14 CURRENCY

     All payments contemplated pursuant to this Debenture and all dollar amounts referred to herein shall be paid or calculated in lawful money of Canada.

1.15 TIME OF THE ESSENCE

     Time shall be the essence of this Debenture and of all agreements, documents or instrument to be delivered hereunder or contemplated herein.


ARTICLE 2.00 - PRINCIPAL MONEYS, INTEREST AND REPAYMENT

2.1  PROMISE TO PAY

     The Company, for value received, hereby acknowledges itself indebted and promises to pay the Principal Amount to the Holder, or so much thereof as may then be outstanding, on May 19, 2004, or on such earlier date as the principal moneys hereby secured may become payable as hereafter provided together with all other monies which may from time to time be owing hereunder or pursuant to this Debenture. All such payments shall be made in lawful money of Canada from time to time at 150 Signet Drive, Weston, Ontario, M9L 1T9, or at such other place as the Holder may designate by notice in writing to the Company. The Principal amount outstanding from time to time shall bear interest a the Interest Rate which interest shall accrue, compound and be added to the Principal Amount from September 19, 2002 to December 19, 2002, both inclusive. Thereafter the Company shall pay interest on the Principal Amount then outstanding at the same place from January 19, 2003 on the last day of each and every month, at the Interest Rate, as well after as before maturity and both before and after default, together with interest on overdue interest at that rate. In the event interest is not paid as hereinbefore provided, the Holder may in its sole discretion advance moneys on account of principal to the Company to be applied towards interest but in no event shall any such advance or series of advances by the Holder be construed so as to obligate it to make any further advances to be applied on account of interest or otherwise.

2.2  PREPAYMENT PRIVILEGE

     The Company may pre-pay the Principal Amount in whole or in part at any time and from time to time without notice or bonus



ARTICLE 3.00 - MORTGAGE AND CHARGE

3.1 As security for the due payment of the principal and interest payable under this Debenture and all other money and liabilities from time to time hereby secured:

     (a)  SPECIFIC CHARGE OF REAL PROPERTY

          The Company hereby (subject to the exception as to the leaseholds hereafter contained) grants, conveys, bargains, sells, assigns, transfers, mortgages, hypothecates, pledges and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Holder its successors and assigns, all lands and other real and immoveable property of every nature and kind whatsoever and wherever situate now owned by or leased to the Company or at any time and from time hereafter owned by or leased to the Company including the real or immoveable property more particularly described in Schedule "B" annexed hereto, owned by the Company, whether or not forming part of the Premises, and including the buildings erections, improvements and fixtures of every kind thereon erected or to be erected or affixed on all such real or immoveable property whether now owned or hereafter acquired by the Company;

     (b)  SPECIFIC CHARGE OF PERSONAL PROPERTY

          The Company hereby grants, conveys, bargains, sells, assigns, transfers, mortgages, hypothecates, pledges, grants a security interest in and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Holder, its successors and assigns all the goods, chattels, fixtures, plant, vehicles, machinery, equipment and accessories of every nature and kind whatsoever and wherever situate now owned or at any time and from time to time hereafter owned or acquired by the Company including, without limitation the goods, chattels, fixtures, plant, machinery, equipment and accessories listed in Schedule "C" annexed hereto; and

     (c)  FLOATING CHARGE

          The Company hereby charges, as and by way of a floating charge to and in favour of the Holder, its successors or assigns, its undertaking and all of its property and assets, real and personal, moveable and immovable, tangible and intangible for the time being, both present and future, of whatsoever nature and kind and wheresoever situated (other than such property and assets as are effectively and validly specifically mortgaged and charged pursuant to sections 3.1(a) and (b) hereof, property and assets from time to time effectively subjected to a fixed and specific mortgage and charge created by any instrument supplemental hereto and subject to the exceptions as to leaseholds set out in section 3.3 hereof). Without in any way limiting the generality of the foregoing, the undertaking, property and assets referred to above shall include (subject as aforesaid) all of the Company's present and future real and personal property, goodwill, securities in other companies (whether or not such other companies are a Subsidiary) trade marks, inventions, processes, patents and patent rights, franchises, privileges, benefits, immunities, materials, supplies, inventories, furniture, implements, rents, revenues, incomes, moneys, contracts, agreements, leases, licences, credits, book debts, accounts receivable, negotiable and non-negotiable instruments, documents of title, judgments, securities, choice in action, unpaid capital and all other property and things of value of every kind and nature, tangible or intangible, legal or equitable, of which the Company is or may become possessed, to which it is or may become entitled or which it now owns or may hereafter acquire.

3.2 HABENDUM

     To have and to hold the property mortgaged or charged hereby and all of the rights hereby conferred unto the Holder, its successors and assigns, forever with the powers herein contained and subject, nevertheless, to the provisions herein contained.

3.3 EXCEPTION AS TO LEASES

     It is hereby declared that the last day of any term of years reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Company, whether falling within the general or particular description of the mortgaged premises or property hereunder, is hereby and shall be excepted out of the mortgage and charge created hereby or by any other instrument supplemental hereto. As further security for payment of the principal and interest under this Debenture and all other money and liabilities hereby secured, the Company agrees that it will stand possessed of the reversion of one day remaining on the Company in respect of any such terms of years, respectively, of or to which it may now or hereafter be possessed or entitled to upon trust to assign and dispose of the same in such manner as the Holder may from time to time direct. Upon any sale or sales of the leasehold premises or any part thereof, the Holder, for the purpose of vesting the aforesaid residue of any such term or any renewal thereof in any purchaser or purchasers or any other person or persons, shall be entitled to appoint in place of the Company, by deed or writing, such purchaser, purchasers or other person or persons, as the case may be, as new trustee or trustees of the aforesaid residue of any such term or renewal thereof and to vest the same accordingly in the new trustee or trustees so appointed freed and discharged from any obligation respecting the same. Where the giving of a fixed and specific mortgage and charge on any real or personal property held by the Company under lease requires the consent of the lessor of such property, the Company shall obtain same expeditiously and in a form satisfactory to the Holder, but the giving of the fixed and specific mortgage and charge hereunder on such property shall only take effect to the extent that it is capable of attaching to such leasehold interest until such consent is obtained or legally dispensed with, and the suspension of the effect of the fixed and specific mortgage and charge on such property shall not affect the fixed and specific mortgage and charge on any other property of the Company.



3.4 CHARGE VALID IRRESPECTIVE OF ADVANCE OF MONEYS

     The grants, conveyances, bargains, sales, assignments, transfers, mortgages, hypothecs, pledges and charges hereby created shall have effect and be deemed to be effective whether or not the money hereby secured, or any part thereof, be advanced or owing before or after or upon the date of this Debenture. Neither the giving of this Debenture nor any advance of funds shall obligate the Holder to advance any funds or any additional funds. The Company acknowledges that the parties have not agreed to postpone the time for attachment of any of the charges created hereby, whether fixed or floating, all of which shall attach upon the execution hereof. The Company specifically acknowledges that value has been given by the Holder.

3.5 SUPPLEMENTAL INDENTURES

     The Company hereby covenants and agrees with the Holder that it will at all times on demand by the Holder do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, mortgages, transfers, assignments, indentures and assurances in law (which shall thereafter form part hereof) as the Holder may require for the better assuring, mortgaging, transferring, assigning, charging and confirming unto the Holder all and singular the property and assets hereby mortgaged, transferred, assigned or charged or intended so to be or which the Company may hereafter become bound to mortgage, transfer, assign and charge in favour of the Holder for better accomplishing and effectuating of the intentions of this Debenture or for correcting or amplifying the description of any property hereby mortgaged or charged or intended so to be or for any other purpose not inconsistent with the terms of this Debenture.

3.6 DEFEASANCE

     If the Company has performed all of its covenants and obligations hereunder and pays to the Holder the principal, interest and other moneys owing hereunder and the security hereby constituted shall not have become enforceable, the Holder shall forthwith, upon request in writing by the Company, its successors or assigns, deliver up this Debenture to, the Company and, at the expense of the Company, cancel and discharge the mortgages and charges created by or enforceable under this Debenture and execute and deliver to the Company such deeds or other instruments as shall be requisite to discharge the mortgages and charges hereby constituted. Until the time of the execution and delivery of such discharge, this Debenture shall remain in full force and effect despite the repayment or satisfaction from time to time of the whole or any part of the Obligations. The Holder is the person entitled to receive the money payable hereunder and to give a discharge hereof and to cancel this Debenture.



ARTICLE 4.00 - REPRESENTATIONS AND WARRANTIES

4.1 GENERAL REPRESENTATIONS AND WARRANTIES

     In addition to and not in substitution for any other representations and warranties made by the Company to the Holder, however and whenever made, the Company represents, warrants and covenants to and with the Holder as follows:

     (a)  INCORPORATION AND STATUS

          The Company is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and has the corporate power and capacity to own its properties and assets and to carry on its business as presently carried on by it and holds all material licences, permits and assets as are required to own its properties and assets to carry on business in each jurisdiction in which it does so.

     (b)  POWER AND CAPACITY

          The Company has the corporate power and capacity to enter into this Debenture and each of the Security Documents to which it is a party and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it.

     (c)  DUE AUTHORIZATION AND ENFORCEABILITY

          The Company has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Security Documents to which it is a party and each such document constitutes, or upon execution and delivery will constitute, a valid and binding obligation of the Company enforceable against it in accordance with its terms.

     (d)  NO CONTRAVENTION

          The  execution  and  delivery  of this  Debenture  and other  Security
          Documents and the performance by the Company of its obligations thereunder:

          (i) does not and will not violate any law or any provision of the articles, by-laws, constating documents or other organizational documents of the Company or constitute a breach of any existing contractual or other obligation of the Company or contravene any licence or permit to which the Company is subject;

          (ii) will not result in the creation of, or require the Company to create, any Encumbrance in favour of any person other than the Holder; and

          (iii)will not result in or permit the acceleration of the maturity of any indebtedness or other obligation of the Company.

     (e)  NO CONSENTS REQUIRED

          No authorization, consent or approval of, or filing with or notice to, any person is required in connection with the execution, delivery or performance of this Debenture or any of the other Security Documents by the Company.

     (f)  PERMITTED USE

          The Premises are not subject to any Encumbrance other than Permitted Encumbrances and except for any laws of general application such as zoning or building by-laws, all of which have been complied with.

     (g)  FINANCIAL STATEMENTS

          The financial statements and all other financial information of the Company in the form delivered by the Company to the Holder have been prepared in accordance with generally accepted accounting principles and fairly, completely and accurately present the financial condition of the Company and the financial information presented therein for the period and as at the date thereof. Since the date of the last financial statements delivered to the Holder, there has been no development which has had or will have a material adverse effect upon the business, property, financial condition or prospects of the Company or upon the ability of the Company to perform its obligations under any of the Security Documents.

     (h)  SOLVENCY

          The Company is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada).

     (i)  NO LITIGATION

          There are no actions, suits, judgments, awards or proceedings pending or, to the knowledge of the Company, threatened against the Company before any Governmental Authority, including any court or before any arbitrator or mediator of any kind, which would, if determined adversely to the Company, materially adversely affect its business, property, financial condition or prospects or its ability to perform any of the provisions of any Security Document, and the Company is not in default with respect to any judgment, order, writ, injunction, award, rule or regulation of any Governmental Authority including any court or any arbitrator or mediator, which individually or in the aggregate results or could result in any such material adverse effect.

     (j)  NO DEFAULT

          The Company is not in default or breach under any material commitment or obligation (including, without limitation, obligations in relation to Financial Indebtedness) or under any order, writ, decree or demand of any Governmental Authority or with respect to any leases, licences or permits to own and/or operate material properties and assets or to carry on business and there exists no state of facts which, after notice or the passage of time or both, would constitute such a default or breach; and there are not any proceedings in progress, pending or threatened which may result in the revocation, cancellation, suspension or any adverse modification of any such leases, licences or permits.

     (k)  ALL MATERIAL INFORMATION SUPPLIED

          The Company has provided to the Holder all material information relating to the financial condition, business and prospects of the Company and all such information is true, accurate and complete in all material respects.

     (l)  SERIAL NUMBERED GOODS AND FIXTURES

          Full particulars (including serial numbers) of each motor vehicle, trailer, mobile home, boat, outboard motor, aircraft and all machinery and equipment in which the Company has rights and which is not Inventory are set out in Schedule "C" hereto. None of the goods comprised in the Mortgaged Property are fixtures except any fixtures that are described so that they may be readily identified in Schedule "C" hereto and that are affixed or attached to the Premises described in Schedule "B" hereto.

     (m)  CONSUMER GOODS

          None of the Mortgaged Property now owned or hereafter acquired is now or shall at any time be consumer goods of the Company.

4.2 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

     In addition to and not in substitution for any other representation and warranties made by the Company to the Holder, however and whenever made, the Company represents, warrants and covenants to and with the Holder as follows:

     (a) The Mortgaged Property and the operations of the Occupants now and will at all times in future comply with all Environmental Laws and Environmental Orders.

     (b) After due and diligent inquiry, it has been found that, except for Permitted Substances necessary to the carrying on of the Normal Business of the Company, there is no Hazardous Substance on or in any of the Premises, no Hazardous Substance has ever been used, stored, located or Released on or in any of the Premises, and no part of the Premises is or has ever been contaminated by any Hazardous Substance.

     (c) After due and diligent inquiry and except as approved by the Holder in writing, it has been found that there are no:

          (i)  underground or above-ground storage tanks;

          (ii) asbestos or material containing asbestos;

          (iii) urea formaldehyde or material containing urea formaldehyde;

               at, on or under the Premises and none of the foregoing will at any time in future be placed, installed or Released at, on or under the Premises without the prior written consent of the Holder.

     (d) Any underground or above-ground storage tanks located at, on or under the Premises which have been approved by the Holder have been identified, registered, constructed, operated and maintained as required by Environmental Laws and Environmental Orders and they are presently in a state of good condition and repair, have not leaked and are not presently leaking any of their contents.

     (e) There is no judicial or administrative proceeding or investigation pending and no Environmental Order has been issued or, to the best of the Company's knowledge, threatened concerning the possible violation of any Environmental Laws or Environmental Orders by any of the Occupants, by any of the operations of the Occupants or otherwise in relation to the Premises.

     (f) To the best of the Company's knowledge (after due and diligent inquiry), no condition exists as to any parcel of real property contiguous to or in close proximity with the Premises which would require a qualification to any of the representations or warranties in this section 4.2 if such condition applied to the Premises.

     (g) Except for Permitted Substances necessary to the carrying on of the Normal Business of the Company, no Hazardous Substance has been or shall be brought on to or used on or in any part of the Premises without the prior written consent of the Holder and any Hazardous Substance brought on to or into any part of the Premises or used by any person on or in any part of the Premises shall be transported, used and stored only in accordance with all Environmental Laws, other lawful requirements, prudent industrial standards (including without limitation any published environmental standards of any applicable industry association) and any requirements of applicable insurance policies.

     (h) The Company has created, properly organized and maintained all documentation and records concerning environmental matters as required by any Environmental Laws or Environmental Orders and will maintain such documentation and records at all times in future as aforesaid.

     (i) The Company has provided to the Holder any environmental assessment and related documentation concerning any of the Premises in its possession or control and shall promptly provide to the Holder any such material as the Company may obtain in future.

4.3 CONTINUING REPRESENTATIONS AND WARRANTIES

     The representations and warranties made by the Company in Article 4.00 shall be true and correct on each day that this Debenture or any of the Security Documents remains in force, with the same effect as if such representations and warranties had been made and given on and as of such day (except to the extent any such representation and warranty is expressly limited to a particular date or particular period of time), notwithstanding any investigation made at any time by or on behalf of the Holder.



ARTICLE 5.00 - CERTAIN COVENANTS

     The Company hereby covenants and agrees with the Holder that until all moneys and liabilities hereby secured are paid and satisfied in full:

5.1 TO MAINTAIN AND OPERATE

     The Company shall:

     (a)  maintain its corporate existence;

     (b) diligently preserve all its rights, powers, privileges, franchises and good will;

     (c) carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Mortgaged Property and the earnings, incomes, rents, issues and profits of its undertaking;

     (d) observe and conform to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property or the carrying on of the business of the Company;

     (e) exercise any rights of renewal or extension of any lease, licence, concession, franchise or other rights whenever it is advantageous to the Company to do so;

     (f) observe and perform all of its obligations and comply with all conditions under all leases, licences and other agreements to which it is a party or by which it is bound or upon or under which any of the Mortgaged Property is held;

     (g) immediately notify the Holder in writing of any actual or proposed change of name of the Company, of any actual or proposed re-location of the Company's head office or chief place of business, of the opening or proposed opening of any additional places of business and of the location or proposed re-location of any of the Mortgaged Property or the books of account and other records of the Company; and

     (h) effect such registration and renewals or amendments of registration as may be required from time to time to preserve protect and continue the security hereof.

5.2 TO PAY TAXES

     The Company will from time to time pay or cause to be paid all rents, taxes, rates, levies or assessments, ordinary or extraordinary government fees or dues, lawfully levied, assessed or imposed upon or in respect of the Mortgaged Property or any part thereof, as and when the same become due and payable, that it will diligently prevent any lien from arising against the Mortgaged Property in respect of the failure to make such payment, that it will exhibit or cause to be exhibited to the Holder, when required, the receipts and vouchers establishing such payment, and that it will duly observe and conform to all valid requirements of any Governmental Authority relating to any of the property mortgaged or charged hereby and to all covenants, terms and conditions upon or under which the Mortgaged Property is held, save and except when and so long as the Company is in good faith contesting the validity of any such rents, taxes, rates, levies, assessments, fees or dues, requirements, covenants, terms and conditions and the Company has satisfied the Holder that any such contestation will involve no forfeiture of any part of the property mortgaged or charged hereby and, if required by the Holder, furnished security satisfactory to it.

5.3 TO REPAIR

     The Company will at all times repair and keep in repair and good order and condition, or cause to be so repaired and kept in repair and good order and condition all buildings, erections, machinery and plant owned by the Company or used in or in connection with its business or the businesses of its Subsidiaries or Affiliates if any, or which are necessary in connection with the efficient operation of such businesses and will at all reasonable times during normal business hours allow the Holder or its representatives access to the Mortgaged Property in order to view the state and condition the same are in and, in addition to any other rights or remedies the Holder may have, the Holder may make repairs or renew or replace any or all of the foregoing property as it reasonably deems necessary, and the cost thereof shall be added to the principal of the debt secured by this Debenture.

5.4 TO INSURE

     The Company will insure and keep insured, under insurance policies containing a mortgage clause approved by the Holder with companies approved by the Holder and in a form approved by the Holder, its business operations and all property, present and future, which is or shall from time to time be subject to the mortgages and charges created under Article 3.00 of this Debenture (including Inventory) against loss or damage by fire or other insurable hazards on an all risks basis to the full insurable value thereof. The Company shall duly and reasonably pay all premiums and other amounts payable for maintaining such insurance and shall cause the insurance money thereunder to be made payable in case of loss to the Holder, shall assign any such policy of insurance to the Holder as requested and shall give to the Holder evidence of such insurance, such payment and such assignment to the Holder.

5.5 TO FURNISH PROOFS OF CLAIM

     Forthwith after the happening of any insured loss or damage and at the sole expense of the Company, the Company shall furnish all necessary proofs of claim, duly and accurately and at the sole expense of the Company, the Company shall furnish all necessary proofs of claim, duly and accurately completed and signed, and do all necessary acts to enable the Holder to obtain payment of insurance monies. The Holder shall be entitled to apply such monies to reinstate the insured property or in payment of amounts due to the Holder hereunder, whether or not then due, or partly in one way and partly in the other, all in the sole discretion of the Holder. Notwithstanding the foregoing, if an Event of Default has not occurred and is not continuing either at the time that the loss or damage was incurred or at the time that the insurance monies are paid by the insurer, and if the Company is under an obligation under any Lease to apply the insurance proceeds to reinstate the loss or damage in respect of which such monies are payable, the Holder shall cause such monies to be so applied to the extent necessary to reinstate such loss or damage.

5.6 NOT TO REMOVE OR DESTROY BUILDINGS

     The Company will not, without the previous consent in writing of the Holder, or as expressly permitted hereunder, remove or destroy any of the Mortgaged Property or any of the buildings, improvements, structures or fixtures attached or appertaining the Premises.

5.7 NOT TO ENCUMBER OR DISPOSE OF ITS ASSETS

     The Company will not, without the previous consent in writing of the Holder had and received or as expressly permitted hereunder, do or purport to do any of the following things:

     (a) create or suffer the creation, directly or indirectly, of any Encumbrance of any nature and kind whatsoever upon its undertaking or any of its assets except to and in favour of the Holder or as may be approved in writing by the Holder prior to their creation or assumption and except for Permitted Encumbrances and will not permit any Subsidiary to do the same except in favour of the Company or the Holder;

     (b) remove, sell, assign, transfer, lease, destroy or otherwise dispose of, or authorize or permit the removal, sale, assignment, transfer, lease, destruction or other disposal of any of the assets or Mortgaged Property singly or as a group, except for the sale of Inventory in the ordinary course of business and for the purpose of carrying on same and save and except where such assets have become worn out, damaged or otherwise unsuitable for their purposes and, where it is desirable to do so for the efficient operation of the Company's business, are replaced by substitute assets of equal or greater value which are subject to the lien hereof and free from any prior liens or charges (including any Purchase Money Security) so that the security hereby constituted shall not thereby be in any way reduced or impaired; and

     (c) remove, sell, assign, transfer, lease, destroy or otherwise dispose of, or authorize or permit the removal, sale, assignment, transfer, lease, destruction or other disposal of any goods and chattels of the Company not forming part of the Mortgaged Property except for the purpose of immediately replacing the same by other property of a similar nature which is free and clear of any prior liens or charges (including any Purchase Money Security) and is of a more useful or convenient character and of at least equal value.

5.8 TO MAINTAIN SECURITY

     The Company will fully and effectually maintain and keep maintained the security hereby created as a valid and effective security at all times so long as any moneys payable hereunder remain unpaid and that it will not permit or suffer the registration of any lien or privilege whatsoever, whether of government, workmen, builders, contractors, engineers, architects or suppliers of material upon or in respect of any of the Mortgaged Property which would rank prior to or pari passu with the lien of this Debenture, provided that the registration of any such lien or privilege shall not be deemed to be a breach of this covenant if the Company should desire to contest the same and shall, if the Holder so requires, give security to the satisfaction of the Holder for the due payment of the account claimed in respect thereof in case it be held to be a valid lien or privilege.

5.9 TO PERFORM OBLIGATIONS

     The Company will punctually pay and discharge every obligation lawfully incurred by it or imposed upon it or upon any or the Mortgaged Property by virtue of any law, regulation, order, direction or requirement of any Governmental Authority or pursuant to any contract, agreement, lease, licence, concession, franchise or otherwise, the failure to pay or discharge which might result in any lien or charge or any right of distress, forfeiture, termination or sale or any other remedy being enforced against the Mortgaged Property or any part thereof and will exhibit to the Holder when required a certificate of the Company's auditor or other evidence satisfactory to the Holder establishing such payments. However, the Company may, upon furnishing such security, if any, as the Holder may require, refrain from paying and discharging any obligation so long as it is in good faith contesting its liability therefor. In addition, the Company shall at all times fully comply with, perform and discharge all of its obligations under any Lease or contract, will not, without the prior written consent of the Holder, terminate, surrender, amend, vary or alter the terms and conditions of any Lease or contract or waive performance by other parties to any such Lease or contract of any of such other parties' obligations thereunder.

5.10 TO PERFORM ALL OBLIGATIONS IMPOSED BY LAW

     The Company will do, observe and perform all of its obligations and all matters and things necessary or expedient to be done, observed or performed by virtue of any law or regulation of any Governmental Authority for the purpose of creating and maintaining the security hereby constituted or intended to be constituted.

5.11 TO COMPLY WITH ENVIRONMENTAL OBLIGATIONS

     The Company covenants and agrees to:

     (a)  obey and fully comply with all Environmental Laws;

     (b) allow the Holder or its representatives and agents access at all times during normal business hours to the Premises of the Company to monitor and inspect all property and business activities of the Company, to conduct testing and monitoring with respect to Hazardous Substances and to remove and analyze any Hazardous Substance (whether or not it is a Permitted Substance) on, from, in or under any part of the Premises;

     (c) promptly notify the Holder from time to time of any business activity conducted by the Company which involves the use or handling of a Hazardous Substance whether or not it is a Permitted Substance, which increases or potentially could increase the environmental liability of the Company in any material manner and to promptly notify the Holder of any Hazardous Substance (whether or not it is a Permitted Substance) that has been or will be brought on to the Premises;

     (d) promptly notify the Holder of any proposed change in the use or occupation of any of the Premises prior to any change occurring;

     (e) promptly notify the Holder of any actual, threatened or potential Release of any Hazardous Substance (whether or not it is a Permitted Substance) on, from, in or under any part of the Premises;

     (f) provide the Holder with immediate written notice of any breach or alleged breach of any Environmental Laws, any environmental problem and any Hazardous Substances which have or may have an adverse effect on the property, equipment, or business activities of the Company which notice shall include, if applicable full copies of any written notices received from any Governmental Authority of any violation or potential violation of any Environmental Laws of Environmental Orders, including the Release of a Hazardous Substance, which has occurred or been committed or may occur or may be committed, and full copies of any notice of any administrative or judicial complaint, claim or Environmental order that has been filed or issued or is about to be filed or issued against the Company or any of the Occupants or their representatives alleging a breach or violation of any Environmental Laws or Environmental Orders or directing or requiring the taking of any action in connection with any Hazardous Substance or any Release;

     (g) advise the Holder of the enactment of any Environmental Laws or the issuance of any Environmental Orders which may have a material adverse affect on the Premises or on the condition, financial or otherwise, of the Premises or the business of the Company;

     (h) provide the Holder with any other environmental information reasonably requested by the Holder from time to time;

     (i) conduct all environmental remedial activities which a commercially reasonable person would perform in similar circumstances to meet its environmental responsibilities and obligations;

     (j) pay for any environmental investigations, assessments or remedial activities with respect to any property or assets used in the business of the Company that may be performed for or by the Holder from time to time and to pay any reasonable expenses which the Holder may incur to verify the Company's compliance with applicable environmental or other laws and regulations; and

     (k) indemnify the Holder and save the Holder harmless from and against any and all losses, costs, damages, liabilities, obligations and expenses of any kind or nature whatsoever which the Holder may sustain or incur or for which it may become liable by reason of or arising from the presence, clean-up, removal or disposal of any Hazardous Substance or compliance with Environmental Laws or Environmental Orders relating thereto or relating to the Premises, including any clean-up, decommissioning, restorations or remediation of the Premises or any other affected lands or property, which indemnification shall survive the satisfaction, release or extinguishment of the indebtedness secured hereby.

5.12 FINANCIAL RECORDS, FINANCIAL STATEMENTS, ETC.

     The Company covenants and agrees that it will:

     (a) deliver to the Holder as soon as practicable and in any event within one hundred and five (105) days after the end of each fiscal year of the Company the unaudited annual financial statements of the Company consisting of at least a balance sheet, earnings statement, statement of source and application of funds, a statement of retained earnings and a statement of changes in financial position, together with comparative figures for the previous fiscal year, all in reasonable detail and accompanied by report and opinion of the Company's auditors, which shall be a firm of recognized standing acceptable to the Holder and qualified and entitled to carry on the practice of public accounting and auditing in the Province of Ontario;

     (b) deliver to the Holder quarterly interim financial statements within fifty (50) days after the end of each quarter of its fiscal year;

     (c) provide the Holder with such other information relating to the financial position, conduct of business and affairs of the Company as the Holder may reasonably request from time to time including evidence of compliance with the covenants and obligations of the Company hereunder;

     (d)  permit  the  Holder  to  discuss  the  Company's  financial  position, financial statements and business operations with the Company's executives, including executives of all related and affiliated companies and its accountants and to examine from time to time and at any time during normal business hours its books of account and all supporting material; and

     (e) keep and maintain proper books of account with correct and complete entries therein of all transactions in relation to its business, including such accounting records as will enable the Company and its independent auditors to prepare and provide the reports, financial statements and information hereby required to be provided.

5.13 NOT TO CHANGE CAPITAL STRUCTURE OR PAY DIVIDEND

     The Company will not declare or pay any dividends on any of its outstanding shares or capital stock or permit the withdrawal of any equity, capital or profits unless and until the sum secured hereby, together with interest shall be fully paid and satisfied and shall not make any distribution to any partners or joint venturers having any interest in the profits or assets of the Company without the prior written consent of the Holder.

5.14 NOT TO PAY SALARIES, ETC.

     The Company shall not pay salaries, wages, bonuses, benefits, management fees, director's fees, profit sharing payments or other remuneration of any kind or nature whatsoever in excess of the aggregate amounts approved in writing by the Holder from time to time in the aggregate in any complete fiscal year to any officer, director, direct or indirect shareholders holding more than five percent (5%) of the Company's Shares or to any person related or affiliated to any of them or to any person not dealing at arms length with any of them.

5.15 NOT TO BECOME SURETY

     The Company will not, without the prior written consent of the Holder, guarantee, endorse or otherwise become surety for or upon the obligations of others, nor will it permit any of its Subsidiaries to do so.

5.16 NOT TO LEND OR INVEST

     The Company will not, without the written consent of the Holder, lend money to or invest money in any person, firm, joint venture, partnership, company or corporation whether by way of loan, acquisition of shares, acquisition of debt obligations or in any other way whatsoever.

5.17 INSPECTION BY THE HOLDER

     In addition to and not in substitution for any other rights of access or inspection granted herein, the Company shall at the sole expense of the Company, including all expenses incurred by the Holder to third parties acting on behalf of the Holder, allow any employees or authorized agents of the Holder at any reasonable time to enter the premises of the Company in order to inspect the Mortgaged Property and to inspect the books and records of the Company and make extracts therefrom, and shall permit the Holder prompt access to such other persons as the Holder may deem necessary or desirable for the purposes of inspecting or verifying any matters relating to any part of the Mortgaged Property or the books and records of the Company, provided that any information so obtained shall be kept confidential, save as required by the Holder in exercising its rights hereunder. All amounts payable by the Company under this section 5.16 shall be payable by the Company to the Holder forthwith after demand and shall be secured hereby and have the full benefit of the lien hereby created.

5.18 ACCOUNTS RECEIVABLE

     Subject to any Permitted Encumbrances thereon, accounts receivable shall be received by the Company in trust for the Holder; provided that as long as an Event of Default has not occurred the Company may collect and use the accounts receivable in the ordinary course of business.

5.19 NOTICE TO HOLDER

     The Company will promptly give written notice to the Holder of:

     (a) all claims or proceedings pending or threatened against the Company which may give rise to uninsured liability in excess of Ten Thousand Dollars ($10,000.00) or which may have a material adverse affect on the business or operations of the Company;

     (b) all damage to or loss or destruction of any property comprising part of the Mortgaged Property which may give rise to an insurance claim in excess of Ten Thousand Dollars ($10,000.00) together with all information requested by the Holder or available to the Company in respect of any such claim; and

     (c) the occurrence of any Event of Default or of any event which after notice or lapse of time would constitute an Event of Default.

5.20 NOT TO MAKE CERTAIN CHANGES

     The Company shall not, without the prior written consent of the Holder:

     (a)  change its financial year end;

     (b) purchase, establish or acquire in any manner any new business undertakings;

     (c) materially change the nature of the Company's business as presently carried on;

     (d) amalgamate, consolidate or merge or enter into a partnership, joint venture or syndicate with any other person, or acquire or establish any Subsidiary;

     (e) enter into any transaction, or permit any Subsidiary to do so, outside the Normal Business of the Company or the ordinary active business operations of its Subsidiaries;

     (f) acquire or invest in any securities except instruments or securities issued by a financial institution or liquid securities traded on a recognized public securities exchange and acquired only for the Company's cash management purposes or permit any Subsidiary to do so; or

     (g) remove any of the Mortgaged Property or any of the books of account or other records of the Company from the jurisdiction where presently located.

5.21 TO PAY COSTS

     In addition to and not in substitution for any other costs payable by the Company hereunder, the Company shall pay all costs, charges and expenses of or incurred by the Holder incidental to the preparation, execution and filing of this Debenture, any other Security Documents and any instruments relating thereto (including without limitation any supplemental security or any instrument amending any of the Security Documents), or in inspecting the Mortgaged Property. All such costs and expenses and other monies payable hereunder, together with interest at the Interest Rate shall be payable on demand and shall constitute a charge on the Mortgaged Property. Without limiting the generality of the foregoing, such costs shall extend to and include any legal costs incurred by or on behalf of the Holder as between solicitor and his own client.



ARTICLE 6.00 - TITLE TO ASSETS

     The Company hereby covenants, warrants and agrees with the Holder that at the date hereof and thereafter during the entire term of this Debenture until all the monies and liabilities hereby secured are paid and satisfied in full:

6.1 TITLE TO SPECIFICALLY MORTGAGED PROPERTY

     The Company lawfully owns and is lawfully possessed of the Mortgaged Property and all property and assets indicated by the financial statements or other material or information delivered to the Holder to be owned by it, subject only to Permitted Encumbrances, and that it has good and lawful right and authority to grant, convey, bargain, sell, assign, transfer, mortgage, hypothecate, pledge, grant a security interest in and charge the same as provided hereunder; and that all the Mortgaged Property is free and clear of any charges or encumbrances ranking or which are capable of ranking prior to or pari passu with the specific mortgage and charge of this Debenture, other than Permitted Encumbrances; and that it will defend the title of such property and any property or rights hereafter acquired by it, for the benefit of the Holder, its successors and assigns. No person has any right or option to acquire any of such property except under unfilled orders or agreements entered into or accepted in the ordinary course of the business of the Company.

6.2 SALE OF PROPERTY OR ACQUISITION OF ADDITIONAL PROPERTY

     If, whether in compliance with the terms of this Debenture or in breach thereof, any of the Mortgaged Property is sold or if the Company acquires any additional property or assets of any nature or kind whatsoever (whether as replacement or otherwise), the Company will forthwith advise the Holder in writing of such sale or acquisition and will, upon the request of the Holder, execute and deliver to the Holder in a form satisfactory to the Holder, as additional and collateral security for the payment of all moneys and interest hereby secured, a fixed mortgage or charge of such property or assets acquired by it. It is understood and agreed that nothing herein contained implies or shall be deemed to imply that any such sale shall discharge any of the property specifically mortgaged or charged by the Debenture from the provisions of this Debenture.


ARTICLE 7.00 - RELATED AND AFFILIATED CORPORATIONS

7.1 APPLICABILITY TO SUBSIDIARIES, ETC.

     Each and every one of the covenants, representations and warranties contained or set out in Articles 4.00, 5.00 or 6.00 hereof shall apply equally to any Subsidiary, any Corporation that is an Affiliate and to any related corporation (to the full extent that they are applicable to such Subsidiary, Affiliate or related corporation), to the same extent that they apply to the Company, and the covenants, representations and warranties in Articles 4.00,
5.00 and 6.00 shall apply in respect of any event relating to any such Subsidiary, Affiliate or related corporation.



ARTICLE 8.00 - DEFAULT

8.1 EVENTS OF DEFAULT

     The moneys hereby  secured,  together  with interest  thereon as aforesaid, shall become payable and the security hereby constituted shall become enforceable immediately upon the occurrence or happening of any of the following events ("Events of Default"):

     (a) if the Company makes default in the payment of the principal or interest or any other amounts hereby secured or any principal or interest payment or any other amounts owed by it to the Holder, whether secured by this Debenture or not;

     (b) if default occurs in payment or performance of any other Obligations, whether arising herein or otherwise;

     (c) if the Company fails to strictly and fully observe and perform any condition, agreement, covenant or term set out herein or in any other document creating a contractual relationship between the Company and the Holder including, but not limited to additional Security Documents and related agreements or undertakings;

     (d) if, without the prior consent in writing of the Holder, the Company purports to create (except to the Holder) any mortgage, charge, lien or encumbrance upon any of its property, or assets' present or future, or sell or dispose of such property otherwise than in the ordinary course of business;

     (e) if the Company ceases or threatens to cease carrying on its business or if a petition is filed, an order is made, an act, matter or thing is done toward or an effective resolution is passed for the winding-up, liquidation, amalgamation or reorganization of the Company or the surrender of its charter, or if a petition is filed for the winding-up or liquidation of the Company;

     (f) if any proposal is made or petition is filed by the Company under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of the Company or other reorganization or arrangement respecting its liabilities or if the Company gives notice of its intention to make or file any such proposal or petition including, without limitation, an application to any court for an order to stay or suspend any proceedings of creditors pending the making or filing of any such proposal or petition;

     (g) if the Company commits an act of bankruptcy, becomes insolvent or makes an assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act, or if a bankruptcy petition shall be filed or presented or if a custodian, sequestrator, administrator, monitor, receiver or manager or any other officer with similar powers shall be appointed for any of the properties or assets of the Company or any part thereof, or the Company otherwise acknowledges its insolvency;

     (h) if any proceedings with respect to the Company are commenced under the Companies' Creditors Arrangement Act or the Winding-Up Act;

     (i) if any execution, sequestration, extent or any other process of any court becomes enforceable against the Company or if a distress or analogous process is levied upon the property or assets of the Company or any part thereof or if the Company permits any sum which it has admitted is due by it or is not disputed to be due to remain unpaid for thirty (30) days after proceedings have been taken to collect same or enforce the right to payment of same;

     (j) if the Company makes or agrees to make a bulk sale of its assets or any sale of its assets out of the ordinary course of business;

     (k) if default shall occur under any obligation to repay borrowed money or interest thereon to any person or if a material default of the Company shall occur under any agreement by which the Company is bound and such default is not rectified within the period provided for rectification in the governing agreement;

     (l) if any party to any security arrangement supplemental or collateral to this Debenture fails to observe any provision of such an arrangement or is in default thereunder or if the validity or enforcement of any such security arrangement is brought into question or disputed in whole or in part where the effect of such invalidity would adversely affect the interests or security of the Holder;

     (m) if the Company defaults under or breaches any of the terms of any licence, agreement, lease, instrument, mortgage, charge, debenture, security agreement or other encumbrance affecting the Mortgaged Property including, without limiting the generality of the foregoing, under any Permitted Encumbrances;

     (n) if any material adverse change occurs in the financial condition of the Company or in the environmental condition of any property or equipment of the Company or which is used by it in its business activities;

     (o) if any certificate, statement, representation, warranty or financial report heretofore or hereafter furnished by or on behalf of the Company or any Affiliate or related Corporation pursuant to or in connection with this Debenture, or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to the Holder to extend any credit to or to enter into this or any other agreement with the Company, proves to have been false or incomplete in any material respect at the time as of which the facts therein set forth were stated or certified or are deemed to have been stated or certified, or proves to have omitted any contingent or unliquidated liability or claim against the Company, any Affiliate thereof or any related corporation or if upon the date of execution of this Debenture, there shall have been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or financial report, which change shall not have been disclosed to the Holder at or prior to the time of such execution;

     (p) if, without the prior written consent of the Holder, the outstanding shares of the Company are sold, assigned, transferred, hypothecated or if additional shares of the Company are issued so as to cause a change in control of the Company;

     (q) if any action is taken or power or right be exercised by any Governmental Authority or if any claim or proceeding is pending or threatened by any person which may have a material adverse effect on the Company, its business, operations, properties or prospects;

     (r) if any event occurs with respect to any Subsidiary which, if like event had occurred with respect to the Company, would have constituted an Event of Default; and

     (s) if any event occurs with respect to any Guarantee, with respect to any guarantor or with respect to any Affiliate of the Company or any related corporation which, if like event had occurred with respect to the Company, would have constituted an Event of Default.

8.2 WAIVER OF DEFAULT

     The Holder may expressly waive in writing any Event of Default or any breach by the Company of any of the provisions contained in this Debenture or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company under the terms of this Debenture, but no act or omission by the Holder in waiver of a particular breach or default shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom, and no Event of Default or breach shall be deemed to waive nor shall enforcement rights hereunder be postponed or be deemed to be postponed except in the specific instance and to the extent (and only to the extent) expressly waived in writing by the Holder. The Company expressly waives each and every defence to which it may otherwise be entitled based upon any or all indulgences or waivers that may be granted by the Holder and acknowledges that the Holder has relied upon this waiver in the granting of any indulgences or waivers.

8.3 HOLDER MAY PERFORM COVENANTS AND REMEDY DEFAULT

     The Holder may pay and satisfy any Encumbrance or other charge, rate or levy now or hereafter existing or to arise or to be claimed upon the Mortgaged Property and ranking in priority to or pari passu with any portion of the security constituted by this Debenture and any such sum so paid and any sum paid by the Holder shall be added to the principal and be payable and secured hereby in the same manner as all other moneys hereby secured and shall bear interest at the Interest Rate until paid. In addition, if the Company fails to perform any covenant or do anything herein required to be done by it, the Holder may, but shall not be obligated to perform such covenant or do such thing, or cause such covenant to be performed or thing to be done and all sums thereby expended by the Holder whether as expenses or as payments, shall be payable forthwith by the Company without the necessity of demand, shall be added to the indebtedness secured by this Debenture, shall be secured hereby, shall have the full benefit of the lien hereby created, and shall bear interest at the Interest Rate until paid but no such performance or payment by the Holder shall relieve or be deemed to relieve the Company from any default hereunder.

8.4 CONSEQUENCES OF AND EVENT OF DEFAULT

     Upon the occurrence of an Event of Default, unless such Event of Default is waived pursuant to section 8.2, any obligation of the Holder to make further loans or advances or to extend other credit to the Company shall immediately terminate, and all Obligations and all monies secured hereby shall at the option of the Holder become forthwith due and payable whereupon the floating charge hereby created shall crystallize, all of the rights and remedies hereby conferred in respect of the Mortgaged Property shall become immediately enforceable and any and all additional and collateral securities for payment of this Debenture shall become immediately enforceable.

8.5 ENFORCEMENT

     Upon the occurrence of an Event of Default which has not been remedied and the security hereby constituted having become enforceable, and so long as it shall remain enforceable, the Holder may proceed to realize the security hereby constituted and to enforce its rights in any one or more of the following ways:

     (a)  by entry;

     (b) by the appointment by instrument in writing of any person to be a Receiver of the subject matter of such security or any part thereof, including any rents and profits thereof, and may remove any Receiver and appoint another in his stead, and any Receiver so appointed shall have power to exercise all of the rights and remedies granted herein to the Holder, to take possession of the Mortgaged Property or any part thereof and wherever same may be found and to carry on the business of the Company or any part thereof in the name of the Receiver or in the name of the Company or to concur in selling any or all of such property and assets. Without limiting the foregoing, the Receiver shall have all of the powers of a receiver appointed by a court of competent jurisdiction. The rights and powers conferred by this section 8.5(b) are in supplement of and not in substitution for any rights of the Holder. The Holder may from time to time fix the remuneration of any Receiver and direct payment thereof out of the property mortgaged or charged hereby. Any Receiver may be vested with all or any of the powers and discretions of the Holder and, except as may be otherwise directed by the Holder, all moneys from time to time received by any Receiver shall be held in trust for and paid over to the Holder. The Holder in appointing or refraining from appointing any Receiver shall not incur any liability to the Receiver, the Company or otherwise. In exercising the foregoing powers, any Receiver shall have the power to borrow and create obligations and give security, whether by way of receiver's certificate or otherwise, for any such borrowing or obligation upon all or any part of the undertaking, property and assets hereby charged in priority to, the security hereby constituted;

     (c) by entering upon and leasing or selling or otherwise disposing of the whole or any part or parts of the Mortgaged Property and any such sale may be made hereunder by public auction, by public tender or by private contract, with or without notice and with or without advertising and without any other formality, save and except as required by law, and such sale shall be on such terms and conditions as to credit or otherwise and as to upset or reserve bid or price as to the Holder in its sole discretion may seem advantageous and such sale may take place whether or not the Holder has taken possession of such property and assets;

     (d) by proceedings in any court of competent jurisdiction for the appointment of a Receiver or Receivers of all or any part of the security hereunder or for sale of the subject matter of such security or any part thereof;

     (e) on default of payment for at least fifteen (15) days, the Holder may on at least thirty-five (35) days' notice enter on and lease the Premises or on default of payment for at least fifteen (15) days may on at least thirty-five (35) days' notice sell the said Premises. Such notice shall be given to such persons and in such manner and form and within such time as provided in the Mortgages Act, R.S.O., 1990, Chapter M.40 as amended. In the event that the giving of such notice shall not be required by law or to the extent that such requirements shall not be applicable, it is agreed that notice may be effectually given by leaving it with a grown-up person on the said Premises, if occupied, or by placing it on the said Premises if unoccupied, or at the option of the Holder, by mailing it in a registered letter addressed to the Company at its last known address, or by publishing it once in a newspaper published in the county or district in which the Premises are situate; and such notice shall be sufficient although not addressed to any person or persons by name or designation; and notwithstanding that any person to be affected thereby may be unknown, unascertained, or under disability;

     (f) it is hereby further agreed that the whole or parts of the Premises may be sold by public auction or private contract, or partly one or partly the other; and that the proceeds of any sale hereunder may be applied in payment of any costs, charges and expenses incurred in taking, recovering or keeping possession of the Premises or by reason of non-payment or procuring payment of moneys, secured hereby or otherwise, and that the Holder may sell any of the Premises on such terms as to credit and otherwise as shall appear to it most advantageous and for such prices as can reasonably be obtained therefor and may make any stipulations as to title or evidence or commencement of title or otherwise which it shall deem proper, and may buy in or rescind or vary any contract for the sale of the whole or any part of the Premises and resell without being answerable for loss occasioned thereby, and in the case of a sale on credit, the Holder shall be bound to pay the Company only such moneys as have been actually received from purchasers after the satisfaction of the claims of the Holder and for any of said purposes may make and execute all agreements and assurances as it shall think fit. The Company shall be accountable for any deficiency and the Holder shall be accountable for any surplus. The Holder may deliver to the purchaser or purchasers of the Mortgaged Property or any part thereof good and sufficient conveyances or deeds for same free and clear of any claim by the Company. Any purchaser or lessee shall not be bound to see to the propriety or regularity of any sale or lease or be affected by any irregularity or any nature or kind relating to the crystallizing or enforcing of the security hereof, the taking of possession of the Mortgaged Property, the sale, lease or disposition thereof or by express notice that any sale or lease is improper, and no want of notice or publication when required hereby or any other irregularity shall invalidate any sale or lease hereunder;

     (g) by any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity;

     (h) by filing such proofs of claim and other documents as may be necessary or advisable in order to have their claim lodged in any bankruptcy, winding-up or other judicial proceeding relative to the Company;

     (i) by proceeding in any Court of competent jurisdiction for sale or foreclosure of all or any part of the property charged herein;

     (j) by payment of any amount which the Holder considers necessary or advisable to preserve and maintain the Mortgaged Property or make replacements thereof or additions thereto which the Holder determines is advisable for the purpose of improving the Mortgaged Property or the marketability thereof; and

     (k) by paying or otherwise satisfying in whole or in part any Encumbrances or liabilities, including Permitted Encumbrances, which, in the opinion of the Holder, ranks or may rank in priority to the security hereof or which it is advisable to be paid.

8.6 CESSATION OF FUNCTION OF COMPANY

     Upon the Holder declaring that the security hereof has become enforceable and crystallized or the Holder having taken possession of any of the Mortgaged Property or upon the exercising the remedies or rights provided for in section 8.5(b) hereof, all the powers, functions, rights and privileges of each and every of the directors and officers of the Company in respect of the Mortgaged Property or the business of the Company shall cease unless specifically continued by the written consent of the Holder.

8.7 EXPENSES OF ENFORCEMENT

     The Company agrees to pay to the Holder forthwith upon demand all costs, charges and expenses incurred by the Holder in recovering or enforcing payment of moneys owing hereunder or in realizing upon this Debenture or any other securities for such moneys, including but without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own client basis related thereto, expenses of inspecting, taking, recovering or keeping possession, and protecting and realizing upon any property comprised in any such security, expenses of enforcing the remedies provided herein or otherwise in relation to this Debenture or the Mortgaged Property, the costs of any sale proceedings hereunder, whether such sale proves abortive or not, the costs of any Receiver with respect to, and all expenditures made by the Holder or a Receiver, all expenditures made by the Holder or such Receiver including, without limitation, any costs and expenditures relating to compliance with the Bankruptcy and Insolvency Act (Canada) and any and all such further and other costs or expenses which the Holder may incur. All such sums, together with interest thereon at the Interest Rate, shall be added to the indebtedness secured by this Debenture and shall also be secured thereby, together with all other indebtedness secured thereby.

8.8 REMEDIES NOT EXCLUSIVE

     No failure or delay on the part of the Holder in exercising any right, power or privilege under this Debenture shall operate as a waiver thereof nor shall any single or partial exercise of any one or more than one right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Holder would otherwise have. The Holder may also, in its sole discretion, exercise any and all rights, powers, remedies and recourses available to it as set out herein, or any other remedy available to it, and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of any election.

8.9 NO MERGER OR NOVATION

     Neither the taking of any judgement nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Company to pay the full amount due and owing hereunder or secured hereby nor shall the same operate as a merger of any covenant contained herein or of any other Obligation, nor shall the acceptance of any payment or other security constitute or create any novation.

8.10 LIMITATIONS OF LIABILITY

     Neither the provisions of this Debenture nor anything done under or pursuant to the rights, remedies and powers conferred upon the Holder and the Receiver, whether hereunder or otherwise, will render the Holder a mortgagee in possession. Neither the Holder nor any Receiver will be bound to collect, dispose of, realize, enforce or sell any Securities, Instruments, Chattel Paper or Intangibles (including any Accounts) comprised in the Mortgaged property or to allow any such Mortgaged Property to be sold or disposed of, nor will it be responsible for any loss occasioned by any such sale or other dealing or for any failure to sell or so act, nor will it be responsible for any failure to take necessary steps to preserve rights against others in respect of such Mortgaged Property, nor will it be responsible for any loss occasioned by the failure to exercise any rights in respect of Mortgaged Property within the time limited for the exercise thereof. Neither the Holder nor the Receiver will be obligated to keep Mortgaged Property separate or identifiable.

8.11 GENERAL

     No remedy for the realization of the security hereof or for the enforcement of the rights of the Holder shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. In exercising any of his or their powers pursuant to their appointment hereunder, any Receiver or Receivers shall for all purposes be deemed to act as agent or agents for the Company and the Holder shall not be responsible for any misconduct or negligence on the part of any Receiver or for his or their actions or for any loss resulting from any of the foregoing. All moneys from time to time received by the Receiver, may be applied as follows: First, in discharge of all operating expenses and other outgoings affecting the security hereunder; Second, in keeping in good standing all charges and liens on the security hereunder having priority over this Debenture; Third, in payment of remuneration and disbursements of the Receiver; Fourth, in payment to the Holder of the moneys payable hereunder; Fifth, to such reserves against potential claims which the receiver bona fide believes should be maintained until such potential claims are settled; and Sixth, the balance, if any, should be paid to the Company.



ARTICLE 9.00 - OTHER

9.1 PLEDGE

     This Debenture may be deposited with or pledged to the Holder by the Company as collateral security for its indebtedness and liabilities to the Holder and, when redelivered to the Company or its nominees, shall be forthwith cancelled; but this Debenture shall not be deemed to have been redeemed by reason of the account of the Company having ceased to be in debt while this Debenture was pledged.

9.2 NATURE OF SECURITY

     This Debenture shall also constitute a continuing collateral security for the debts, liabilities and obligations of the Company to the Holder wheresoever and howsoever incurred.



ARTICLE 10.00 - GENERAL

10.1 ASSIGNMENT

     The Holder shall be entitled to assign this Debenture and all of its rights, title and interest thereunder.

10.2 OTHER SECURITY

     This security is in addition to and not in substitution for any other security now or hereafter held by the Holder. The rights of the Holder shall not be prejudiced nor shall the liabilities of the Company or of any other person be reduced, diminished or affected in any way by the taking of any other security, of any kind or nature whatsoever by the Holder either before, at the same time as subsequent to the date of execution and delivery of this Debenture.

10.3 NOTICES

     Any demand, notice or communication made, given or sent by the Holder in connection with this Debenture, may be made, given or sent by personal delivery, by facsimile transmission or by mailing the same by prepaid registered post addressed to the Company at:

                  14 Brewster Road
                  Brampton, Ontario
                  L6T 5B7

                  or

                  88 Farrell Drive
                  R.R. #3
                  Tiverton, Ontario
                  N0G 2T0

and shall be conclusively deemed to have been received by the Company on the date of personal delivery or delivery by facsimile transmission or on the second Business Day following the day of such mailing.

10.4 SUCCESSORS AND ASSIGNS

     This Debenture and all its provisions shall enure to the benefit of the Holder, its successors and assigns, and shall be binding on the Company, its successors and assigns. The term "successor" shall include, without limiting its meaning, any company or corporation or from the continuation of the Company under any statute of any jurisdiction. Presentment, notice of dishonour, protest and notice of protest hereof are waived.

10.5 ACKNOWLEDGEMENT

     The Company hereby acknowledges having received a true copy of this Debenture and a copy of the Financing Statement respecting it, in which the Company was named as the debtor, registered under the Personal Property Security Act of Ontario in respect of the security created hereby.

10.6 NO "DEEMED REINVESTMENT"

     The parties hereby agree that the Holder shall not be deemed to reinvest any monthly or other payments received by it hereunder.

10.7 POWER OF ATTORNEY

     The Company, for valuable consideration, hereby appoints the Holder and its officers from time to time or any of them to be the attorneys of the Company and authorized signing officers of the Company in the name of and on behalf of the Company to execute and do any deeds, transfers, conveyances, assignments, assurances and things which the Company ought to execute and do under the covenants and provisions herein contained and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Holder. This power of attorney and the appointment as an authorized signing officer for the purposes specified in this section 10.7, being coupled with an interest, is irrevocable.

10.8 CONSTRUCTION LIENS

     Provided also that upon the registration of any construction lien against title to any Premises for an amount in excess of ten thousand ($10,000.00) dollars which is not discharged within a period of ten (10) days from the registration thereof, all moneys hereby secured shall, at the option of the Holder, forthwith become due and payable.

     The Holder may at its option, withhold from any advances for which the Company may have qualified, such holdback as the Holder, in its sole discretion, considers advisable to protect its position under the provisions of the Construction Lien Act, R.S.O. 1990, Chapter C.30, so as to secure its priority over any construction liens, until the Holder is fully satisfied that all construction lien periods have expired and that there are no preserved or perfected liens outstanding. Nothing in this clause shall be construed to make the Holder an "owner" or "payer" as defined under the Construction Lien Act, nor shall there be, or be deemed to be, any obligation by the Holder to retain any holdback which may be required by the said legislation. Any holdback which may be required to be made by the owner or payer shall remain solely the Company's obligations. The Company hereby covenants and agrees to comply in all respects with the provisions of the said Construction Lien Act.

10.9 EFFECT OF CONVEYANCES OR ENCUMBRANCES

     Provided that in the event of a further encumbrance or a sale, conveyance or transfer of the Premises or any portion thereof, except as permitted herein or a change in control of the Company or a change in the beneficial ownership of the Premises or any portion thereof or a lease of the Premises or any portion thereof out of the ordinary course of business of the Company, all sums secured hereunder shall, unless the written consent of the Holder has been first obtained, forthwith become due and payable at the Holder's option. The rights of the Holder pursuant to this provision shall not be affected or limited in any way by the acceptance of payments due under this charge from the Company or any person claiming through or under it and the rights of the Holder hereunder shall continue without diminution for any reason whatsoever until such time as the Holder has consented in writing as required by this provision.

     Provided further that no permitted sale or other dealing by the Company with the Premises or any part thereof shall in any way change the liability of the Company or in any way alter the rights of the Holder as against the Company or any other person liable for payment of the moneys hereby secured.

10.10 EXPROPRIATION

     If  the  Premises  or  any  part  thereof  shall  be  expropriated  by  any
Governmental Authority, body or corporation clothed with the powers of expropriation, such that, in the judgement of the Holder, the value of the remaining land in the operation of the business is adversely affected, the Principal Amount remaining unpaid shall, at the option of the Holder, forthwith become due and payable together with interest thereon at the Interest Rate to the date of payment, and in any event all the proceeds of any expropriation shall be paid to the Holder at its sole option in priority to the claims of any other party.

10.11 PURCHASER MONEY SECURITY INTEREST

     The Company acknowledges that the security interest in any item of Mortgaged Property and its proceeds shall constitute a Purchase-Money Security Interest to the extent it secures Obligations incurred by the Company to enable the Company to acquire rights in such Mortgaged Property. The Holder hereby reserves title to any item of Mortgaged Property which may be sold by the Holder to the Company until satisfaction of the Obligations as aforesaid.

     IN WITNESS WHEREOF the Company has caused its corporate seal to be affixed and this Debenture to be signed by its proper officers, duly authorized in this behalf as of the date set forth above.


                                   1540633 Ontario Inc.



                                   Per:   /s/ Frank D'Angelo
                                          ----------------------------------
                                          Frank D'Angelo, President
                                                                             c/s
                                   I have authority to bind the Corporation.

                                  SCHEDULE "A"

                             PERMITTED ENCUMBRANCES


     In addition to the encumbrances expressly permitted by section 1.1(2) hereof, "Permitted Encumbrances" shall include the following mortgages, charges or security interests:

                                  SCHEDULE "B"

                                LEGAL DESCRIPTION





Parcel 15-1, Section 3M-113, Lot 15, Plan 3M-113, Township of Bruce, County of Bruce

                                  SCHEDULE "C"

                               GOODS AND FIXTURES





--------------------------------------------------------------------------------
ITEM #   QUANTITY     ITEM DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OFFICE FURNITURE AND EQUIPMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1)                    Asst Desks, Credenza, Office Systems, Chairs,
--------------------------------------------------------------------------------
                      Boardroom, Computers and Office Tables, File Cabinets,
--------------------------------------------------------------------------------
                      T.V, Overhead Projector, Wall Boards, Office Supplies,
--------------------------------------------------------------------------------
                      Meridian Phone System, Computers, Printers, Power Supplies
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LAB EQUIPMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2)           1        Samsung Microwave
--------------------------------------------------------------------------------
3)           1        Accumet Ph-metres 15
--------------------------------------------------------------------------------
4)           1        Zeiss "Standard 20" Microscope
--------------------------------------------------------------------------------
5)           1        Asst Lab Instruments Glass Ware Supplies, Etc.
--------------------------------------------------------------------------------
6)           1        Corning PC351 Hot Plate Stirrer
--------------------------------------------------------------------------------
7)           1        B&S RFM80 Digital Refractometer
--------------------------------------------------------------------------------
8)           1        Mettler PC 440 Delta Range Scale
--------------------------------------------------------------------------------
9)           1        AO Abbe Mark II Digital Refractometer
--------------------------------------------------------------------------------
10)          1        Tek Know Sm300 Signal Master
--------------------------------------------------------------------------------
11)          1        Isotech Isocal-6 Venus 2150B
--------------------------------------------------------------------------------
12)          1        B&S RFM330 Refractometer c/w tank
--------------------------------------------------------------------------------
13)          1        White-Westinghouse Refrigerator
--------------------------------------------------------------------------------
14)          1        Fisher 655D Isotemp Incubator
--------------------------------------------------------------------------------
15)          1        Millipore Vac. Pump
--------------------------------------------------------------------------------
16)          1        Barnstead/Thermolyne Autoclave
--------------------------------------------------------------------------------
17)          1        Johns Scientific Ultrasonic Bath
--------------------------------------------------------------------------------
18)          1        VWR "A-143" Anaerobic Incubator s/n 1100599
--------------------------------------------------------------------------------
19)          1        Hunter Lab DP9000 Analyser
--------------------------------------------------------------------------------
20)          1        Spectronic Spectronic "20D+"
--------------------------------------------------------------------------------
21)          1        MSE Mistral 1000 Centrifuge
--------------------------------------------------------------------------------
22)          1        42' Lab Counter, cabinets
--------------------------------------------------------------------------------
23)          1        Quebec Darkfield Colony Counter
--------------------------------------------------------------------------------
24)          1        Hach 2100P Turbidimeter
--------------------------------------------------------------------------------
25)          1        VWR 1202 Water Bath
--------------------------------------------------------------------------------
26)          1        Eppendorf Pipette 100 uL
--------------------------------------------------------------------------------
27)          1        Wheaton Micropipette 100 uL
--------------------------------------------------------------------------------
28)          1        Stomacher Lab Blender 400
--------------------------------------------------------------------------------
29)          1        Bostwick Consistometer
--------------------------------------------------------------------------------
30)          1        Hach 45600 COD Reactor
--------------------------------------------------------------------------------
31)          1        Colourimeter s/n 91347
--------------------------------------------------------------------------------
32)          1        Spectrophotometer s/n 3DUB268026
--------------------------------------------------------------------------------
33)          1        Duoseal Vacuum Pump  s/n 1402
--------------------------------------------------------------------------------
34)          1        Isocal 6  s/n 191242/1
--------------------------------------------------------------------------------
35)          1        Moisture Analyzer  s/n C097837
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PLANT EQUIPMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
36)          1        36' S.S. Incline Conveyor
--------------------------------------------------------------------------------
37)          1        24' S.S. Incline Conveyor
--------------------------------------------------------------------------------
38)          1        Gorman  Rupp "T6A60B" 10HP Self Priming Centrifugal Pump
--------------------------------------------------------------------------------
                      S/N 56274
--------------------------------------------------------------------------------
39)          1        Gorman Rupp "T6A60B" 10HP Self Priming Centrifugal Pump
--------------------------------------------------------------------------------
                      S/N 56277
--------------------------------------------------------------------------------
40)          1        Gorman Rupp "86B52B" 10HP Self Priming Centrifugal Pump
--------------------------------------------------------------------------------
                      S/N 56651-N
--------------------------------------------------------------------------------
41)          1        Gorman Rupp "86A3-6" 10HP Self Priming Centrifugal Pump
--------------------------------------------------------------------------------
                      S/N 56652
--------------------------------------------------------------------------------
42)          1        Rotary Screen
--------------------------------------------------------------------------------
43)          1        Sutherland Schwartz Control Panel for infeed systems
--------------------------------------------------------------------------------
44)          1        S.S. Custom Dump Hopper
--------------------------------------------------------------------------------
45)          1        S.S. 10' X 3' Plastic Belt Incline Conveyor
--------------------------------------------------------------------------------
46)          1        S.S. 4' X 3' Plastic Belt Incline Conveyor
--------------------------------------------------------------------------------
47)          1        S.S. 25' Roller Sorter Conveyor
--------------------------------------------------------------------------------
48)          1        S.S. 6'  X 3' Plastic Belt Incline Conveyor
--------------------------------------------------------------------------------
49)          1        10,000 Gal. S.S. Storage Tank c/w 3HP Blender Motor
--------------------------------------------------------------------------------
50)          1        20' S.S. Sorting Roller Conveyor
--------------------------------------------------------------------------------
51)          1        45' S.S. Plastic Belt Conveyor
--------------------------------------------------------------------------------
52)          1        1983 A.Ross "3" 368LT. Heat Exchanger
--------------------------------------------------------------------------------
                      S/N 940
--------------------------------------------------------------------------------
53)          1        1983 A.Ross "3" 368LT. Heat Exchanger
--------------------------------------------------------------------------------
                      S/N 941
--------------------------------------------------------------------------------
54)          1        1982 Fulflo Bag Filter 65B12
--------------------------------------------------------------------------------
                      S/N 9202-0036-9197
--------------------------------------------------------------------------------
55)          1        1994 Bucher C-5/VSA M.S. Masher Mill (TK001)
--------------------------------------------------------------------------------
                      c/w S.S. Tank, Sew-Eurodrive Pump
--------------------------------------------------------------------------------
                      S/N 20304401
--------------------------------------------------------------------------------
56)          1        S.S. 18' X 3' Plastic Belt Incline Conveyor
--------------------------------------------------------------------------------
57)          1        Perma San 310Gal S.S. Tank s/n 45666-8
--------------------------------------------------------------------------------
                      c/w 5HP Tansfer Pump
--------------------------------------------------------------------------------
                      1999 Secespol 24.75 Sq. Ft. Heat Exchanger
--------------------------------------------------------------------------------
                      S/N 992785
--------------------------------------------------------------------------------
58)          1        S.S. Masher Mill
--------------------------------------------------------------------------------
                      c/w S.S. Tank & 1HP Blender Infeed Unit
--------------------------------------------------------------------------------
                      (TK 003)
--------------------------------------------------------------------------------
59)          1        S.S. Holding Tank
--------------------------------------------------------------------------------
                      c/w '99 secespol Heat Exchanger s/n 992799
--------------------------------------------------------------------------------
60)          1        ICS Control Panel For Mashing, Heating Primary
--------------------------------------------------------------------------------
                      Processing Lines c/w Controls
--------------------------------------------------------------------------------
                      S/N 0004
--------------------------------------------------------------------------------
61)          1        Diversy Portable 5HP Power Wash Unit
--------------------------------------------------------------------------------
62)          1        Jesco Plastic Mixing Tank Enzyme Treatment system
--------------------------------------------------------------------------------
                      TK051
--------------------------------------------------------------------------------
63)          1        30HP S.S. Transfer Pump
--------------------------------------------------------------------------------
                      c/w S.S. Piping
--------------------------------------------------------------------------------
64)          1        Caustic Cleaning System
--------------------------------------------------------------------------------
                      c/w CIP Panel, Diversey Shur Graph plus monitor, 2- S.S.
                      Tanks
--------------------------------------------------------------------------------
                      20HP Transfer Pump, Secespol "S-OXK" Heat
--------------------------------------------------------------------------------
                      Exchanger and Piping
--------------------------------------------------------------------------------
65)          2        Criveller S.S. Cone Shaped Bottom Storage Tank
--------------------------------------------------------------------------------
                      Bucher 55HP Transfer Pump
--------------------------------------------------------------------------------
                      TK004 & TK005
--------------------------------------------------------------------------------
66)          2        A Rossi S.S. Tanks
--------------------------------------------------------------------------------
67)          2        A Rossi S.S. Evaporators Piping
--------------------------------------------------------------------------------
68)          2        A Rossi 19220LT S.S. Storage Tanks
--------------------------------------------------------------------------------
69)          1        A Rossi "ROAN53" 145HP Transferable Pump
--------------------------------------------------------------------------------
70)          1        120 HP Transferable Pump
--------------------------------------------------------------------------------
71)          1        4HP Transferable Pump
--------------------------------------------------------------------------------
72)          1        10HP S.S. Pump
--------------------------------------------------------------------------------
73)          1        Castano Primo 40HP Vacumn Pump
--------------------------------------------------------------------------------
74)          2        Towers
--------------------------------------------------------------------------------
75)          2        Goulds 60HP Pumps
--------------------------------------------------------------------------------
76)          1        Sweco 48" Vibrating Screen
--------------------------------------------------------------------------------
                      FL008
--------------------------------------------------------------------------------
77)          1        A Rossi 45HP Pulper
--------------------------------------------------------------------------------
78)          1        A Rossi Finisher
--------------------------------------------------------------------------------
79)          1        10' S.S. Plastic Belt Waste Conveyor
--------------------------------------------------------------------------------
80)          1        1986  Fran Rica S.S. Tank
--------------------------------------------------------------------------------
                      1000 Gal Aseptic Cold Hold Tank
--------------------------------------------------------------------------------
                      TK019
--------------------------------------------------------------------------------
                      S0C01-CT-01
--------------------------------------------------------------------------------
81)          1        S.S. Horizontal Holding Screen Tank
--------------------------------------------------------------------------------
82)          1        BAC Cooling Tower - 3 Sections
--------------------------------------------------------------------------------
83)          1        A Rossi S.S. Tank
--------------------------------------------------------------------------------
84)          1        A Rossi Dual Separting Tank System
--------------------------------------------------------------------------------
85)          3        120HP & 50HP Transfer Pumps
--------------------------------------------------------------------------------
86)          2        25HP Vacuun Pumps
--------------------------------------------------------------------------------
87)          3        Small Transfer Pumps
--------------------------------------------------------------------------------
88)          1        Asst Piping, Valves, Control Panels, Monitor etc.
--------------------------------------------------------------------------------
89)          1        S.S. 1000Gal Tank c/w Tansfer Pump
--------------------------------------------------------------------------------
                      TK018
--------------------------------------------------------------------------------
90)          1        KREN "7" Jacketed Pressure Blender
--------------------------------------------------------------------------------
91)          1        Custom S.S. Jacketed Pressure Blender
--------------------------------------------------------------------------------
92)          2        S.S. Jacketed Steam Mixing Kettles
--------------------------------------------------------------------------------
93)          1        Wauklesha 20HP Transfer Pump
--------------------------------------------------------------------------------
94)          1        Thomson-Gordon TG100 Air Dryer
--------------------------------------------------------------------------------
                      c/w 2 Ingensor Rand Filters
--------------------------------------------------------------------------------
95)          7        Water Softener Unit c/w plastic Brine Tank
--------------------------------------------------------------------------------
                      TK042
--------------------------------------------------------------------------------
96)          1        1998 Cryovac "2002A" Plastic Form Fill Unit
--------------------------------------------------------------------------------
                      "On Pack 2002" c/w CNC Controls, 5HP pump & hopper unit
--------------------------------------------------------------------------------
                      S/N 0105
--------------------------------------------------------------------------------
97)          1        24' S.S. & Plastic Belt Incline Conveyor System
--------------------------------------------------------------------------------
98)          1        Fortress "Phantom" In Line Metal Dector
--------------------------------------------------------------------------------
99)          1        Lyco "8900" Cooker/Cooler
--------------------------------------------------------------------------------
                      72'  8'/24' B/C
--------------------------------------------------------------------------------
                      S/N RDBCO89917562
--------------------------------------------------------------------------------
100)         1        GAF "RBIASL" S.S. Filter
--------------------------------------------------------------------------------
                      S/N 521
--------------------------------------------------------------------------------
101)         1        GAF "RBIASL" S.S. Filter
--------------------------------------------------------------------------------
                      S/N 522
--------------------------------------------------------------------------------
102)         1        FulFlo 65B1-2 Bag Filter
--------------------------------------------------------------------------------
                      S/N 9202-0036-8437
--------------------------------------------------------------------------------
103)         1        1997 APV "SR20" 100Psi S.S. Filter
--------------------------------------------------------------------------------
                      S/N 9707-1798
--------------------------------------------------------------------------------
104)         1        1997 APV "SR20" 1000Psi S.S. Filter
--------------------------------------------------------------------------------
                      S/N 9707-1797
--------------------------------------------------------------------------------
105)         1        Splitter Condensate & Recic Pump System
--------------------------------------------------------------------------------
                      c/w Tank, 3 Pumps & Control Panels
--------------------------------------------------------------------------------
106)         1        Heavy Duty Products DR10-10 Hop Feed Mill
--------------------------------------------------------------------------------
                      2-Steel Cyclone Feed Hoppers c/w Measure Proportion Values
--------------------------------------------------------------------------------
                      S/N 990501
--------------------------------------------------------------------------------
107)         1        8569 LT. S.S. Mixing Tank
--------------------------------------------------------------------------------
                      c/w Lightening Series 10 Mixer & Transfer Pump
--------------------------------------------------------------------------------
                      TK017
--------------------------------------------------------------------------------
108)         1        Criveller S.S. 15216 LT. Storage Tank
--------------------------------------------------------------------------------
                      c/w Transfer Pump (TK009) & GAF "W" Filter
--------------------------------------------------------------------------------
109)         1        Kistler-Morser SVS 2000 Control Panels
--------------------------------------------------------------------------------
110)         3        A Rossi 1500 Litre Evaporating Vessels
--------------------------------------------------------------------------------
111)         3        Transfer Pumps, Piping, Controls, Staging, Evaporating
                      Tanks
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
112)         1        S.S. 11,175 LT. Wort Whirlpool Tank
--------------------------------------------------------------------------------
                      c/w 3 Transfer Pumps & Piping, Controls
--------------------------------------------------------------------------------
113)         1        1999 APV "SR2 MGS-12" Heat Exchanger
--------------------------------------------------------------------------------
                      S/N 9903-2064
--------------------------------------------------------------------------------
114)         1        Bucher "HPX 5005" Press
--------------------------------------------------------------------------------
                      c/w HPX 1 Control Panels/ Wohrle CNC Controller
--------------------------------------------------------------------------------
                      Staging, 6778 LT. S.S. Tank, Waste Hopper, Auger, Mill &
                      Pump
--------------------------------------------------------------------------------
                      S/N 109
--------------------------------------------------------------------------------
115)         1        Koch Ultrafiltration System
--------------------------------------------------------------------------------
                      c/w Koch Tube Filter Unit, S.S. Tank, 30HP Transfer Pump,
--------------------------------------------------------------------------------
                      APV "R51" Heat Exchanger Filter, 4 WHE Bio Systems S.S.
--------------------------------------------------------------------------------
                      "4000" Tanks c/w Mixers, Piping
--------------------------------------------------------------------------------
                      S/N 2134
--------------------------------------------------------------------------------
                      (TK 001,009,010,008)
--------------------------------------------------------------------------------
116)         1        Beer Finishing
--------------------------------------------------------------------------------
                      Diversey Lever, Control Panels, 3 Permasan S.S. 310 Gal
--------------------------------------------------------------------------------
                      Tanks S/N 41989, 45666-5, 45666-17, Condensate Tank
--------------------------------------------------------------------------------
                      & Pump, 11,240 LT. S.S. Dimple Jacketed Storage Tank,
--------------------------------------------------------------------------------
                      Rec "SHTL30,38.T4.2B" S.S. Tank, Flash/Pasteurizer
--------------------------------------------------------------------------------
                      "FP23" S/N 996, '99APV "SR20" Heat Exchanger S/N 9905-2105
--------------------------------------------------------------------------------
                      2-3HP & 1HP Pump, S.S. Frame, REC "18HTL.48.60.TH.2B"
--------------------------------------------------------------------------------
                      S.S. Tanks, Bull Dog "A" S/N 031, Keg Cleaning System,
--------------------------------------------------------------------------------
                      Mosur 3/4HP Filling System S/N 16892, S.S.  Piping,
--------------------------------------------------------------------------------
                      Valves, Stands, Etc.
--------------------------------------------------------------------------------
117)         1        Beer Filter System
--------------------------------------------------------------------------------
                      S.S. Control Panels, Seitz Orion Filter, S.S. Mixing Tank
                      c/w
--------------------------------------------------------------------------------
                      lightning Mixer, REC "36.60.T4.2B" S.S. Tank c/w Pump,
--------------------------------------------------------------------------------
                      General Filtration. "K3434.5" Filter S/N 475
--------------------------------------------------------------------------------
                      Milroyal "MBH321" Pump
--------------------------------------------------------------------------------
                      Vacumn Pump, 2 Transfer Pumps, Magflow Flowmeter, Valves
--------------------------------------------------------------------------------
                      Piping, Monitors, Controls, Etc.
--------------------------------------------------------------------------------
118)         1        Custom Barrel Wash Cabinet
--------------------------------------------------------------------------------
                      c/w Roller Conveyor, Plex Glass Cabinet c/w Hepa, Filter,
--------------------------------------------------------------------------------
                      Toledeo "8146" Dig Scale, Yaskawa Elect Barrel Hoist &
                      Stand
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
119)         1        Beverage Air Keg Fridge
--------------------------------------------------------------------------------
120)         1        Falco Mixing Tank
--------------------------------------------------------------------------------
                      c/w 3 Asst Pumps & Piping, Nitrogen Western Industrial
--------------------------------------------------------------------------------
                      Maniford Control "B1-7-4"
--------------------------------------------------------------------------------
                      S/N 22719
--------------------------------------------------------------------------------
121)         1        Yeast Pitching S.S Jacketed Tank
--------------------------------------------------------------------------------
                      c/w Lightening Mixer, Pump & Piping
--------------------------------------------------------------------------------
122)         1        Foam Trap - S.S Jacketed Tank
--------------------------------------------------------------------------------
                      c/w Piping
--------------------------------------------------------------------------------
123)         3        Falco 57661 Liter S.S. Storage Tank "ATM"
--------------------------------------------------------------------------------
                      c/w Piping
--------------------------------------------------------------------------------
                      S/N 3705, 4118
--------------------------------------------------------------------------------
124)         1        DBC "5600/150" Cooling System,Tower, 4 Pumps, Fans
--------------------------------------------------------------------------------
                      (For Cold Rooms)
--------------------------------------------------------------------------------
125)         1        Lyco 9000 VIB Conveyor
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
126)         1        Lyco 24' S.S. Waste Hopper
--------------------------------------------------------------------------------
                      15' S.S. Belted Conveyor
--------------------------------------------------------------------------------
127)         1        Lyco 48" Air Knife
--------------------------------------------------------------------------------
128)         1        Mosur 6' Incline Conveyor
--------------------------------------------------------------------------------
129)         1        Monsun 15' S.S. Plastic Belt Conveyor
--------------------------------------------------------------------------------
                      c/w S.S. Control Panels
--------------------------------------------------------------------------------
130)         1        S.S. Wine Supply Crusher
--------------------------------------------------------------------------------
131)         1        Port S.S. Custom Cart
--------------------------------------------------------------------------------
                      48' X 8' X4' 14 Storage Bins
--------------------------------------------------------------------------------
132)         4        Storage Containers - Seacans
--------------------------------------------------------------------------------
                      c/w Contents
--------------------------------------------------------------------------------
133)         1        Digital Truckmate Truck Deck Scale
--------------------------------------------------------------------------------
                      "7562" 80' S/N 1075021
--------------------------------------------------------------------------------
                      Toledo Mettler 8530 Cougar Digital Readout 100,000KG
--------------------------------------------------------------------------------
                      5077333-5FA
--------------------------------------------------------------------------------
                      c/w Contents
--------------------------------------------------------------------------------
134)         4        Bug Killer
--------------------------------------------------------------------------------
135)         3        Port Plastic Cart
--------------------------------------------------------------------------------
136)         1        Toyota "5FGC20" 3500lb Prop Forklift
--------------------------------------------------------------------------------
                      c/w Sideshift
--------------------------------------------------------------------------------
                      S/N 12950
--------------------------------------------------------------------------------
137)         1        Portable 2ton Engine Hoist
--------------------------------------------------------------------------------
138)         3        2 Door Storage Cabinet
--------------------------------------------------------------------------------
                      c/w Snap Start Starter & Cart
--------------------------------------------------------------------------------
139)         1        Toledo 8213 Autorange Dig Scale
--------------------------------------------------------------------------------
140)         1        Lincoln Ideal ARC 250 AC/DC Welder
--------------------------------------------------------------------------------
                      c/w Cart
--------------------------------------------------------------------------------
141)         1        Tiger Vac Port Vacuum
--------------------------------------------------------------------------------
142)         1        Storrington "15T" Air Compressor
--------------------------------------------------------------------------------
143)         1        Ingensor Rand "30T" Air Compressor
--------------------------------------------------------------------------------
144)         1        1999 Ingersor Rand  "OL25X25"
--------------------------------------------------------------------------------
                       Air Compressor 25hP
--------------------------------------------------------------------------------
145)         1        1999 Ingersor Rand "DXR100" Air Dryer
--------------------------------------------------------------------------------
                      S/N 99FDXR1805
--------------------------------------------------------------------------------
146)         1        Dunham Bush "ACDX178B" Evaporator Coil
--------------------------------------------------------------------------------
                      S/N 12396401A99A
--------------------------------------------------------------------------------
147)         1        Motor Master Battery Charger
--------------------------------------------------------------------------------
148)         1        Lincoln AC/DC Arc Welder
--------------------------------------------------------------------------------
149)         1        Lincoln Square Wave Tig Welder 175
--------------------------------------------------------------------------------
150)         1        Lincoln Pro Cut 55 Welder
--------------------------------------------------------------------------------
151)         1        King KC 30 FC Ped Drill Press
--------------------------------------------------------------------------------
                      S/N 117920
--------------------------------------------------------------------------------
152)         1        ASM Power Hacksaw
--------------------------------------------------------------------------------
153)         1        Rigid "535" Pipe Threader
--------------------------------------------------------------------------------
                      S/N 353129
--------------------------------------------------------------------------------
154)         1        Asst Welding Table, Shop Vac
--------------------------------------------------------------------------------
                      Grinder, Shop Press, Welding Screen, 6 Parts Cabinets, Etc
--------------------------------------------------------------------------------
155)         1        Pallet Truck
--------------------------------------------------------------------------------
156)         1        Kaeser "Omega22" Vacumn 7.5HP Pump
--------------------------------------------------------------------------------
157)         1        Premier Pneumatic Hop Sack Dump
--------------------------------------------------------------------------------
158)         1        Keepright Evap. Coil
--------------------------------------------------------------------------------
159)         1        UC- Yuba Bulk Sampler
--------------------------------------------------------------------------------
                      c/w Aframe, Stand, Hoist, Control, Hyd, Power Pack
--------------------------------------------------------------------------------
                      S/N 8404
--------------------------------------------------------------------------------
160)         4        Outside Stainless Steel Bulk Storage Tanks - 90,000 Litres
                      each
--------------------------------------------------------------------------------
161)         1        Misc. Shop Vacs, Mops, Pails, Tools Etc.
--------------------------------------------------------------------------------
                      Throughout Plant
--------------------------------------------------------------------------------
162)         1        Portable Hepa Filter/ Pressurized Filling Station
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ROLLING STOCK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
163)         1        Freightliner Conventional T/A Tractor
--------------------------------------------------------------------------------
                      1990
--------------------------------------------------------------------------------
                      VIN#  IFUYZWYBXLL442961
--------------------------------------------------------------------------------
164)         2        Jamco B Train Deck Trailers w/ Steel Tubs
--------------------------------------------------------------------------------
                      1991
--------------------------------------------------------------------------------
                      VIN#  2J9CK4A291MO23025 & 2J9CL4A201M023026
--------------------------------------------------------------------------------
                      VIN# 2J9CK4A211MO23021 & 2J9CK4A231MO23024
--------------------------------------------------------------------------------
165)         5        Jamco B Train Deck Trailers w/ Steel Tubs
--------------------------------------------------------------------------------
                      1990
--------------------------------------------------------------------------------
                      VIN# 2J9CB2A541LO23082 & 2J9CB2A741L023083
--------------------------------------------------------------------------------
                      VIN#  2J9CB2A551LO23088 & 2J9CB2A751L023089
--------------------------------------------------------------------------------
                      VIN# 2J9CB2A521LO23047 & 2J9CB2A521L023048
--------------------------------------------------------------------------------
                      VIN# 2J9CB2A511LO23086 & 2J9CB2A711L023087
--------------------------------------------------------------------------------
                      VIN# 2J9CB2A581LO23084 & 2J9CB2A781L023085
--------------------------------------------------------------------------------
166)         1        Jamco Side Dump Trailers
--------------------------------------------------------------------------------
                      1990
--------------------------------------------------------------------------------
                      VIN# 2J9CB2A721L023020 & 2J9CB2A581L023021
--------------------------------------------------------------------------------
167)         1        Jamco Side Dump Trailers
--------------------------------------------------------------------------------
                      1991
--------------------------------------------------------------------------------
                      VIN# 2J9CK4A211M023023 & 2J9CK4A231M023022
--------------------------------------------------------------------------------
168)         1        Alfo Triaxle End Dump Trailer
--------------------------------------------------------------------------------
                      1980
--------------------------------------------------------------------------------
                      S/N MS449450
--------------------------------------------------------------------------------
169)         1        Roussey 48' T/A Van Trailer
--------------------------------------------------------------------------------
                      1987
--------------------------------------------------------------------------------
                      VIN#  2R1B3W3C2H1004316
--------------------------------------------------------------------------------
170)         1        Volvo "FE7" Side Dump Truck
--------------------------------------------------------------------------------
                      1989
--------------------------------------------------------------------------------
                      VIN# YB3U7A8A5KB434463
--------------------------------------------------------------------------------
171)         1        Volvo "FE7" Custom built 2,500 IG S/S Tank Truck
--------------------------------------------------------------------------------
                      1989
--------------------------------------------------------------------------------
                      S/N - n/a
--------------------------------------------------------------------------------

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